                                                                     Exhibit (5)

SIDNEY T. MILLER (1864-1940)                     LAW OFFICES OF                               ANN ARBOR, MICHIGAN
GEORGE L. CANFIELD (1866-1928)      MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.               BLOOMFIELD HILLS, MICHIGAN
LEWIS H. PADDOCK (1866-1935)         A PROFESSIONAL LIMITED LIABILITY COMPANY                 DETROIT, MICHIGAN
FERRIS D. STONE (1882-1945)               150 WEST JEFFERSON, SUITE 2500                      GRAND RAPIDS, MICHIGAN
                                             DETROIT, MICHIGAN  48226                         KALAMAZOO, MICHIGAN
                                               ____________________                           LANSING, MICHIGAN
                                                                                              MONROE, MICHIGAN
                                             TELEPHONE (313) 963-6420                         WASHINGTON, D.C.
                                           TWX 810-221-5007 MILLCNFLD DET
                                                FAX (313) 496-7500
                                                                                              AFFILIATED OFFICES:
                                                                                              PENSACOLA, FLORIDA
                                                                                              ST. PETERSBURG, FLORIDA
                                                                                              GDANSK, POLAND
                                                                                              WARSAW, POLAND

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                                 July 14, 1995


Comerica Incorporated
One Detroit Center
500 Woodward Avenue
Detroit, Michigan  48226

Gentlemen:

         This opinion relates to the registration statement on Form S-3 (the
"Registration Statement") filed by Comerica Incorporated, a Delaware corporation ("Comerica"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the
"Act"), $200,000,000 of Unsecured Subordinated Debt Securities (the "Notes").
The Notes are to be offered from time to time in one or more series and will be issued under an indenture (the "Indenture") to be entered into between Comerica and The Chase Manhattan Bank, N.A., as Trustee. As your counsel, we have examined such certificates, instruments, and documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1.      The Notes have been validly authorized.

         2. When the Registration Statement has become effective and the Notes have been executed, authenticated, issued and delivered pursuant to the Indenture, the Notes will constitute legal, valid and binding obligations of Comerica entitled to the benefits of the Indenture subject to (i) the effects of bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally; (ii) general principles of equity (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Comerica Incorporated              -2-                            July 14, 1995



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                                            Very truly yours,


                                     Miller, Canfield, Paddock and Stone, P.L.C.